ELECTROGLAS ANNOUNCES SECOND QUARTER

Fiscal 2008 Results

SAN JOSE, CALIF. —December 20, 2007— Electroglas, Inc. (Nasdaq:EGLS), a leading supplier of wafer probing and software solutions for the semiconductor industry, today reported its operating results for the second fiscal quarter ended December 1, 2007.

Revenue for the second quarter of fiscal 2008 was $11.4 million, an 8% increase over the first quarter of fiscal 2008 and a 10% decrease over the second quarter of fiscal 2007.  Bookings were $13.4 million, a 7% increase over the first quarter of fiscal 2008, and a 58% increase over the same period last year. The book to bill ratio for the quarter was 1.2 despite a difficult market environment for semiconductor capital equipment.  Net loss on a GAAP (Generally Accepted Accounting Principles) basis was $3.3 million, or $0.13 per share and $0.10 on a non-GAAP basis.  A reconciliation of non-GAAP operating results to GAAP results is included below.

“We are pleased with our results for the second quarter,” stated Tom Rohrs, Chairman and CEO.  “Our 300mm product continues to gain new customers and our 200mm product also gained sales.  We successfully completed the transfer of our 200mm production to Flextronics in China in record time and have begun the transfer of our 300mm production.  Our business model is working well and we expect to generate positive cash flow during our third quarter ending March 1, 2008.”

Third Fiscal Quarter 2008 Business Outlook
Electroglas expects revenue for the third fiscal quarter of 2008 to increase to the $11.5-$13.5 million range and to improve through the year as the Company’s products are adopted by new and existing customers.

Investor Conference Call Details
Electroglas’ management plans to hold a teleconference today beginning at 2:00 p.m. PT, 5:00 p.m. ET.  Interested parties who wish to attend the teleconference may call (866) 463-5401(United States) or (212) 457-9857; Participant PIN Code is 358206#, and are asked to do so approximately 10 minutes before the teleconference is scheduled to begin.  No reservations are required.  The teleconference will be available via webcast from the Company’s website at www.electroglas.com.

About Electroglas
Electroglas is a leading supplier of innovative wafer probers and software solutions for the semiconductor industry.  For more than 40 years, Electroglas has helped integrated device manufacturers (IDMs), wafer foundries and outsourced assembly and test (OSAT) suppliers improve the overall effectiveness of semiconductor manufacturers’ wafer testing. Headquartered in San Jose, California, the company has shipped more than 15,000 systems worldwide. Electroglas’ stock trades on the NASDAQ Global Market under the symbol “EGLS.” More information about the company and its products is available at www.electroglas.com.

Safe Harbor Statement
This news release contains forward-looking statements including statements relating to Electroglas’ business outlook; and expectations regarding revenue and new product adoption in the third fiscal quarter of 2008.  These forward-looking statements involve risks and uncertainties including, but not limited to, the risk of adverse changes in global and domestic economic conditions, a prolonged downturn in the semiconductor and electronics industries, a downturn or decrease in customer utilization rates, unforeseen technical difficulties related to the development and manufacture of Electroglas’ products, and a failure of its new products to achieve broad market acceptance as a result of competing technologies.  In addition, bookings are not necessarily indicative of sales or revenue in any future period.  Electroglas assumes no obligation to update this information.  For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Electroglas’ business in general, see the risk disclosures in Electroglas’ SEC filings, including its most recent annual report on Form 10-K for the year ended May 31, 2007, its quarterly reports on Form 10-Q and periodic reports on Form 8-K filed from time to time with the SEC.

- Condensed Financial Statements Attached -

ELECTROGLAS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per-share amounts)
(unaudited)

	Three months ended		Six months ended
	December 1, 2007	December 2, 2006	December 1, 2007	December 2, 2006
Net sales	$ 11,381	$ 12,581	$ 21,872	$ 26,114
Cost of sales	8,283	8,690	15,178	20,240
Gross profit	3,098	3,891	6,694	5,874
Operating expenses:
Engineering, research and development	2,209	2,833	4,459	5,576
Sales, general and administrative	3,601	4,190	7,339	9,150
Restructuring and impairment charges	186	(25)	459	(25)
Total operating expenses	5,996	6,998	12,257	14,701
Operating loss	(2,898)	(3,107)	(5,563)	(8,827)
Interest expense, net	(254)	(45)	(347)	(101)
Other expense, net	(125)	(70)	(297)	(115)
Loss before income taxes	(3,277)	(3,222)	(6,207)	(9,043)
Provision for income taxes	56	4	424	8
Net loss	$ (3,333)	$ (3,226)	$ (6,631)	$ (9,051)

Net loss per share, basic and diluted	$ (0.13)	$ (0.12)	$ (0.25)	$ (0.34)
Shares used in basic and diluted calculations	26,348	26,282	26,337	26,259

 Reconciliation of GAAP to Non-GAAP Financial Measures Financial Information

In addition to disclosing results that are determined in accordance with Generally Accepted Accounting Principles (GAAP), Electroglas also discloses non-GAAP results of operations that exclude certain unusual charges, gains, or benefits.  Electroglas reports non-GAAP results to better assess and reflect operating performance.  These results are provided as a complement to results provided in accordance with GAAP.  Management believes the non-GAAP measure helps indicate underlying trends in Electroglas’ business, and management uses non-GAAP measures to establish operational goals.  Non-GAAP information is not determined using GAAP and should not be considered superior to or as a substitute for GAAP measures or data prepared in accordance with GAAP.

The following is a reconciliation of GAAP net loss to non-GAAP net loss (in thousands):

	(unaudited)		(unaudited)
	Three months ended		Six months ended
	December 1, 2007	December 2, 2006	December 1, 2007	December 2, 2006
GAAP loss before income taxes	$ (3,277)	$ (3,222)	$ (6,207)	$ (9,043)
Non-GAAP adjustments:
Inventory Provision (1)	-	(592)	-	2,794
Duplicate Factory Costs (2)	575	-	754	-
Restructuring and impairment charges (3)	186	(25)	459	(25)
Non-GAAP loss before income taxes	(2,516)	(3,839)	(4,994)	(6,274)
Income tax provision	56	4	424	8
Non-GAAP net loss	$ (2,572)	$ (3,843)	$ (5,418)	$ (6,282)
Non-GAAP net loss per share, basic and diluted	$ (0.10)	$ (0.15)	$ (0.21)	$ (0.24)

The following is a reconciliation of GAAP gross profit to non-GAAP gross profit (in thousands):

	(unaudited)		(unaudited)
	Three months ended		Six months ended
	December 1, 2007	December 2, 2006	December 1, 2007	December 2, 2006
GAAP gross profit	$ 3,098	$ 3,891	$ 6,694	$ 5,874
Non-GAAP adjustments:
Inventory Provision (1)	-	(592)	-	2,794
Duplicate Factory Costs (2)	575	-	754	-
Non-GAAP gross profit	3,673	3,299	7,448	8,668

Net sales	$ 11,381	$ 12,581	$ 21,872	$ 26,114
Non-GAAP gross margin	32%	26%	34%	33%

(1)
During Q1 2007, the Company reduced its forecast outlook for its Sidewinder product line.  In connection with this decision, the Company recorded a $3.4 million provision for excess inventory.  During Q2 2007, the Company sold fully reserved inventory of $0.6 million.

(2)	Freight, travel and overhead costs associated with the Company’s move from internal manufacturing in Singapore to contract manufacturing with Flextronics in China.
(3)
During Q1 and Q2 2008, the Company accrued restructuring costs related to the retention of employees in its Singapore factory of $0.1 million and $0.2 million respectively.  The Company also recorded a liability for a reduction in force in Europe of $0.2 million during Q1 2008.

ELECTROGLAS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 1, 2007	May 31, 2007
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalent	$ 18,927	$ 30,788
Accounts receivable, net	8,420	9,855
Inventories	12,474	11,883
Restricted cash	-	500
Prepaid expenses and other current assets	3,664	2,355
Total current assets	43,485	55,381
Property, plant and equipment, net	3,789	4,779
Goodwill	1,942	1,942
Other assets	3,625	3,732
Total assets	$ 52,841	$ 65,834

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$ 7,996	$ 5,953
Accrued liabilities	6,019	6,347
Deferred revenue	751	1,036
Convertible subordinated notes	-	8,486
Total current liabilities	14,766	21,822
Convertible subordinated notes	23,231	22,851
Financial instrument related to convertible debt	-	3,192
Other non-current liabilities	2,272	2,466
Stockholders’ equity	12,572	15,503
Total liabilities and stockholders’ equity	$ 52,841	$ 65,834

Investor and Shareholder Contact:
Electroglas, Inc.
Candi Lattyak
Investor Relations
(408) 528-3801
clattyak@electroglas.com